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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 on our audits of the consolidated financial statements of Outdoor Channel Holdings, Inc. (formerly known as Global Outdoors, Inc.) and subsidiaries as of and for the years ended December 31, 2002 and 2001, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 previously filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption, "Experts", in the Registration Statement.



/s/  J. H. COHN LLP

March 4, 2004